Exhibit 5

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

October 13, 2010

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53202

Re:

Registration Statement on Form S-3 Filed by Marshall & Ilsley Corporation

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Under the Registration Statement, the Corporation may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”):

(a)

the Corporation’s senior debt securities, in one or more series, consisting of notes, debentures, bonds and other evidences of indebtedness (the “Senior Debt Securities”);

(b)

the Corporation’s subordinated debt securities, in one or more series, consisting of notes, debentures, bonds and other evidences of indebtedness (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”);

(c)

shares of common stock of the Corporation, $1.00 par value per share (the “Common Stock”);

(d)

shares of preferred stock of the Corporation, $1.00 par value per share (the “Preferred Stock”)

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October 13, 2010

(e)

depository shares representing an interest in shares of Preferred Stock, evidenced by depositary receipts issued pursuant to a deposit agreement (the “Depository Shares”);

(f)

purchase contracts requiring the holder thereof to purchase or sell securities, currencies or commodities, including Common Stock or Preferred Stock (the “Stock Purchase Contracts”);

(g)

units, consisting of one or more of the Securities (as defined below), in any combination thereof (the “Units”); and

(h)

warrants of the Corporation (the “Warrants”).

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Units and Warrants are collectively referred to herein as the “Securities.”

With your permission, all assumptions herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

The Securities may be offered separately or as part of Units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the Prospectus Supplements.  The Senior Debt Securities will be issued pursuant to and governed by an indenture, dated as of November 5, 2007, between the Corporation and The Bank of New York (as predecessor in interest to The Bank of New York Mellon), as trustee (the “Trustee”) and one or more supplemental indentures to be entered into between the Corporation and the Trustee (together, the “Senior Indenture”), and the Subordinated Debt Securities will be issued pursuant to and governed by an indenture, dated as of November 5, 2007, between the Corporation and the Trustee and one or more supplemental indentures to be entered into between the Corporation and Trustee (together, the “Subordinated Indenture,” and collectively with the Senior Indenture, the “Indentures”).  The Stock Purchase Contracts may be issued from time to time under one or more purchase contract agreements (each, a “Stock Purchase Contract Agreement”) by and between the Corporation and a purchase contract agent identified therein (each, a “Stock Purchase Contract Agent”).  The Units may be issued from time to time under one or more unit agreements (each, a “Unit Agreement”) by and between the Corporation, a bank or trust company, as unit agent, identified therein (each, a “Unit Agent”), and the holders from time to time of the Units.  The Warrants may be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Corporation and a financial institution identified therein (each, a “Warrant Agent”).

In our capacity as counsel to the Corporation, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements,

October 13, 2010

instruments, documents and records of the Corporation (including, without limitation, the Indentures), such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Corporation and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1)

The Debt Securities of each series thereof will be duly authorized, validly issued and constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, when (i) the Board of Directors of the Corporation (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof in accordance with the applicable Indenture and applicable law, which corporate action shall remain in full force and effect at all times at which the Debt Securities of such series are offered and sold by the Corporation; (ii) the necessary supplemental indenture to the applicable Indenture (each, a “Supplemental Indenture”) shall have been duly authorized, executed and delivered by the Corporation and the Trustee; (iii) the Debt Securities of such series shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the applicable Indenture, any applicable Supplemental Indenture and the corporate action; and (iv) the Debt Securities of such series shall have been duly authenticated, executed and delivered in accordance with the applicable Indenture against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

(2)

The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of the Common Stock in accordance with the Corporation’s restated articles of incorporation (as in effect from time to time, the “Articles of Incorporation”) and applicable law, which corporate action shall remain in full force and effect at all times at which such Common Stock is offered and sold by the Corporation; and

October 13, 2010

(ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or the Common Stock shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

(3)

The Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Corporation (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Preferred Stock in accordance with the Articles of Incorporation as then in effect and applicable law, which corporate action shall remain in full force and effect at all times at which such Preferred Stock is offered and sold by the Corporation; (ii) articles of amendment to the Articles of Incorporation establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered have been duly filed with the Wisconsin Department of Financial Institutions; and (iii) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or such Preferred Stock shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

(4)

The Depositary Shares will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Corporation (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of the Depositary Shares in accordance with the Articles of Incorporation and applicable law, which action shall remain in full force and effect at all times at which such Depositary Shares are offered and sold by the Corporation; and (ii) depositary receipts shall have been duly delivered in accordance with the terms of a deposit agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock.

(5)

The Stock Purchase Contracts will be duly authorized, validly issued and constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, when (i) the Board of Directors of the Corporation (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Stock Purchase Contracts and to establish the terms and conditions thereof in accordance with the applicable Stock Purchase Contract Agreement and applicable law, which corporate action shall remain in full force and effect at all times at which the

October 13, 2010

Stock Purchase Contracts are offered and sold by the Corporation; (ii) the applicable Stock Purchase Contract Agreement shall have been duly authorized, executed and delivered by the Corporation and the Stock Purchase Contract Agent; (iii) the specific terms of the Stock Purchase Contracts have been duly authorized and established in accordance the applicable Stock Purchase Contract Agreement; and (iv) the Stock Purchase Contracts have been delivered in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor.

(6)

The Units will be duly authorized, validly issued and constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, when (i) the Board of Directors of the Corporation (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Units and to establish the terms and conditions thereof in accordance with the applicable Unit Agreement and applicable law, which corporate action shall remain in full force and effect at all times at which the Units are offered and sold by the Corporation; (ii) the applicable Unit Agreement shall have been duly authorized, executed and delivered by the Corporation and the Unit Agent; (iii) the specific terms of the Units have been duly authorized and established in accordance the applicable Unit Agreement; and (iv) the Units have been delivered in accordance with the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor.

(7)

The Warrants of each series thereof will be duly authorized and constitute the valid and binding obligations of the Corporation when: (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Corporation and the Warrant Agent or Agents thereunder; (ii) the Board of Directors of the Corporation (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Articles of Incorporation and applicable law, which action shall remain in full force and effect at all times at which such Warrants are offered and sold by the Corporation; (iii) any and all actions required under the applicable Indenture, the applicable Supplemental Indenture, the Wisconsin Business Corporation Law, the depositary agreement, Stock Purchase Agreement and Unit Agreement, as the case may be, to validly issue the Securities issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed

October 13, 2010

consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

The foregoing opinions are limited to the laws of the United States, the State of Wisconsin and, in the case of the Indentures, the State of New York, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.  Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

We express no opinion concerning the enforceability of: (a) provisions providing for indemnification, exculpation or contribution; (b) the waiver of rights or defenses contained in Section 513 of the Indentures; (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (d) provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty; (e) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; or (h) compliance with laws relating to permissible interest rates.

The foregoing opinions assume that, at or prior to the time of delivery of any such Security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement; (iii) the Indentures have been duly authorized, executed and delivered by the Trustee and are valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, and any Supplemental Indenture and any Warrant Agreement, deposit agreement, Stock Purchase Contract Agreement or Unit Agreement shall have been duly authorized, executed and delivered by all parties thereto and will be valid and binding obligations of the parties thereto, other than the Corporation; (iv) the Indentures have become

October 13, 2010

duly qualified under the Trust Indenture Act of 1939, as amended; and (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Corporation with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.